PLEDGE AGREEMENT


      THIS PLEDGE AGREEMENT, dated as of November 14, 2001, is made by and among Kroll Inc., an Ohio corporation ("Pledgor"), to Palisade Concentrated Equity Partnership, L.P. ("Palisade"), as Collateral Agent (as hereinafter defined).


                           BACKGROUND TO THE AGREEMENT

      Pledgor, Palisade, the various other investors named in the Purchase Agreement (as defined below) (Palisade and such other investors, collectively, the "Investors") and Palisade as agent for Investors (Palisade in such capacity, "Collateral Agent") are parties to a Securities Purchase Agreement dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the "Purchase Agreement") pursuant to which, among other things, Collateral Agent and Investors have agreed, subject to the terms and conditions contained therein, to acquire from Pledgor an aggregate of $30,000,000 principal amount of Pledgor's 6% Senior Secured Subordinated Convertible Notes due 2006 (collectively the "Notes").

      In order to induce Collateral Agent and Investors to enter into the Purchase Agreement, Pledgor, among other things, agreed to pledge and grant a security interest to Collateral Agent, for its benefit and for the ratable benefit of the Investors, in the Pledged Collateral (as hereinafter defined).

      NOW,  THEREFORE,  in  consideration of the premises and for other good and
valuable   consideration   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereby agree as follows:

SECTION  1.   Defined Terms
              -------------

              Unless otherwise defined herein, terms defined in the Purchase Agreement shall have such defined meanings when used herein.

SECTION  2.   Pledge
              ------

              Pledgor hereby pledges, assigns, hypothecates, transfers and grants a security interest to Collateral Agent, for its benefit and for the
ratable   benefit  of  Investors,   in  all  of  the  following   (the  "Pledged
Collateral"):

              (a) the shares of stock of Pledgor set forth on Schedule A annexed hereto and expressly made a part hereof (the "Pledged Stock"), the certificates representing the Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;

              (b) all additional shares of stock of any issuer of the Pledged Stock (each an "Issuer") from time to time acquired by Pledgor in any manner, including, without limitation, stock dividends or a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off (which shares shall be deemed to be part of the Pledged Collateral) with respect to the Pledged Stock, and the certificates representing such additional shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

              (c) all shares issued pursuant to all options and rights, whether as an addition to, in substitution of or in exchange for any shares of the Pledged Stock and all dividends, cash and instruments; and

              (d) all securities accounts holding Pledged Stock and/or any security entitlements with respect to the Pledged Stock (the "Securities Accounts") and all interest, dividends, options, warrants, increases, profits and income received therefrom, all investment property in connection therewith, all substitutions therefor and all proceeds thereof in any form.

SECTION  3.   Indebtedness Secured
              --------------------

              This pledge is made to secure and the Pledged Collateral is security for the payment of all obligations of Pledgor to Collateral Agent and Investors under the Purchase Agreement, the Notes and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Pledgor to, with or in favor of Collateral Agent and/or the Investors in connection therewith or related thereto including, without limitation, all reasonable expenses (including reasonable attorney fees) chargeable to the Pledgor's account or incurred by the Collateral Agent and/or the Investors in connection with the Pledgor's account whether provided for herein or in any other agreement, instrument, or document executed by or on behalf of the Pledgor in connection with this Agreement or the Pledged Stock (the "Indebtedness").

SECTION  4.   Delivery of Pledged Collateral
              ------------------------------

              All certificates representing or evidencing the Pledged Stock shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Collateral Agent. Pledgor hereby authorizes any Issuer upon demand by Collateral Agent to deliver any certificates, instruments or other distributions issued in connection with the Pledged Collateral directly to Collateral Agent, in each case to be held by Collateral Agent, subject to the terms hereof. Collateral Agent shall have the right, at any time after an Event of Default (as defined in the Notes) in its discretion and without notice to Pledgor, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Stock. In addition, Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Stock for certificates or instruments of smaller or larger denominations.

SECTION  5.   Representations and Warranties
              ------------------------------

              Pledgor represents and warrants to Collateral Agent that:

              (a) Pledgor is the direct and beneficial owner of each share of the Pledged Stock as indicated on Schedule A hereto.

              (b) All of the shares of the Pledged Stock have been duly authorized, validly issued and are fully paid and nonassessable.

              (c) Upon delivery of the Pledged Stock to the Collateral Agent, this Agreement creates and grants a valid first priority lien on and perfected security interest in the Pledged Stock, subject to no prior security interest, lien, charge or encumbrance, or to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Collateral.

              (d) There are no restrictions on transfer of the Pledged Stock contained in the certificate of incorporation or by-laws of any Issuer or otherwise which have not otherwise been enforceably and legally waived by the necessary parties.

              (e) To the knowledge of Pledgor, none of the Pledged Stock has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

              (f) No consent, approval, authorization or other order of any Person and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required by the Pledgor for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

              (g) No notification of the pledge evidenced hereby to any Person is required.

              (h) As of the date hereof, there are no existing options, warrants, calls or commitments of any such character whatsoever relating to any Pledged Stock and no indebtedness or other security convertible into any Pledged Stock.

              (i) The Pledged Stock constitutes one-hundred percent (100%) of the issued and outstanding shares of capital stock of each Issuer thereof set forth on Schedule A annexed hereto.

              The  representations  and  warranties  set forth in this Section 5
(other than those contained in Section (k)) shall survive the execution and delivery of this Agreement.

SECTION  6.   Covenants
              ---------

              Pledgor covenants that, until this Agreement is terminated in accordance with the terms of Section 14 hereof:

              (a) Pledgor will not sell, assign, transfer, convey or otherwise dispose of its rights in or to the Pledged Collateral or any interest therein; nor will Pledgor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of the Pledged Collateral or the proceeds thereof other than that created hereby.

              (b) Pledgor will, at its expense, defend Collateral Agent's right, title and security interest in and to the Pledged Collateral against the claims of any Person.

              (c) Pledgor shall at any time, and from time to time, upon the written request of Collateral Agent, execute and deliver such further documents and do such further acts and things as Collateral Agent may reasonably request in order to effect the purposes of this Agreement including, but without limitation, delivering to Collateral Agent upon the occurrence of an Event of Default irrevocable proxies in respect of the Pledged Collateral in form satisfactory to Collateral Agent. Until receipt thereof, following an Event of Default this Agreement shall constitute Pledgor's proxy to Collateral Agent or its nominee to vote all shares of Pledged Collateral then registered in Pledgor's name.

              (d) Pledgor shall not give any entitlement orders with respect to any Securities Account or withdraw or trade any financial assets or investment property in connection with any Securities Account.

              (e) Pledgor will not consent to or approve the issuance of (i) any additional shares of any class of capital stock of any Issuer; (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, any such shares; or (iii) any warrants, options, contracts or other commitments entitling any person to purchase or otherwise acquire any such shares.

SECTION  7.   Voting Rights and Dividends
              ---------------------------

              In addition to Collateral Agent's rights and remedies set forth in
Section 9 hereof, in case an Event of Default shall have occurred and has been declared by Collateral Agent, Collateral Agent shall (a) be entitled to vote the Pledged Collateral, (b) be entitled to give consents, waivers and ratifications in respect of the Pledged Collateral (Pledgor hereby irrevocably constituting and appointing Collateral Agent, with full power of substitution, the proxy and attorney-in-fact of Pledgor for such purposes) and (c) be entitled to collect and receive for its own use cash dividends paid on the Pledged Collateral. Until an Event of Default, and during the continuation thereof, Pledgor shall be permitted to exercise or refrain from exercising any voting rights or other powers unless, in the reasonable judgment of Collateral Agent, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof. After an Event of Default, all dividends and all other distributions in respect of any of the Pledged Collateral, whenever paid or made, shall be delivered to Collateral Agent to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement), provided that any dividends payable in stock shall be immediately delivered to the Collateral Agent to hold as Pledged Collateral hereunder.

SECTION  8.   Event of Default
              ----------------

              The occurrence of any one or more of the following events shall constitute an "Event of Default":

              (a) the occurrence of an "Event of Default" as such term is defined in any of the Notes; or

              (b) the pledge of the Pledged Collateral for any reason ceases to be or is not a valid and perfected lien having a first priority.

SECTION  9.   Remedies
              --------

              In case an Event of Default shall have occurred and be declared by Collateral Agent, Collateral Agent may during the continuation thereof:

              (a) Transfer any or all of the Pledged Collateral into its name, or into the name of its nominee or nominees;

              (b) Exercise all corporate rights with respect to the Pledged Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, or upon the exercise by the Issuer of any right, privilege or option pertaining to any of the Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; and

              (c) Subject to any requirement of applicable law, sell, assign and deliver the whole or, from time to time, any part of the Pledged Collateral at the time held by Collateral Agent, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as Collateral Agent in its sole discretion may determine, or as may be required by applicable law.

              Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder. At any such sale, unless prohibited by applicable law, Collateral Agent may bid for and purchase the whole or any part of the Pledged Collateral so sold free from any such right or equity of redemption. All moneys received by Collateral Agent hereunder whether upon sale of the Pledged Collateral or any part thereof or otherwise shall be held by Collateral Agent and applied by it as provided in Section 12 hereof. No failure or delay on the part of Collateral Agent in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. Collateral Agent shall have no duty as to the collection or protection of the Pledged Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 12 hereof. Collateral Agent may exercise its rights with respect to all or a portion of the Pledged Collateral and/or all or a portion of the property of Pledgor without resort to other security for or sources of reimbursement for the Indebtedness. In addition to the foregoing, Collateral Agent shall have all of the rights, remedies and privileges of a secured party under the UCC (as defined under the Security Agreement) regardless of the jurisdiction in which enforcement hereof is sought.

SECTION  10.  Registration
              ------------

              If Collateral Agent shall exercise its right to sell all or any part of the Pledged Collateral, and if, in the opinion of counsel for Collateral Agent, it is necessary to have the Pledged Collateral being sold registered under the provisions of the 1933 Act, Pledgor will use its reasonable commercial efforts to cause the Issuer to execute and deliver, and to cause the directors and officers of the Issuer to execute and deliver, all at Pledgor's expense, all such instruments and documents and to do or cause to be done all such other acts and things as may be necessary to register the Pledged Collateral being sold under the provisions of the 1933 Act. Pledgor shall use its reasonable commercial efforts to cause any such registration statement to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral being sold and to make all amendments thereto and to related documents which, in the opinion of Collateral Agent or its counsel, are necessary or advisable, all in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC applicable thereto. Pledgor shall also cause the Issuer to comply with the provisions of the "Blue Sky" law of any jurisdiction which Collateral Agent shall designate in connection with any sale hereunder; and to cause the Issuer to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) covering a period of at least twelve months but not more than eighteen months, beginning with the first month after the effective date of any such registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the 1933 Act. Pledgor acknowledges that a breach of any of the covenants contained in this Section may cause irreparable injury to Collateral Agent, that Collateral Agent will have no adequate remedy at law with respect to such breach and, as a consequence, such covenants of Pledgor shall be specifically enforceable against Pledgor.

SECTION  11.  Private Sale
              ------------

              Notwithstanding anything contained in Section 10, Pledgor recognizes that Collateral Agent may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Pledged Collateral) a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the 1933 Act, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that such private sales shall not be deemed to have been made in a commercially unreasonable manner because they were not registered under the 1933 Act and the seller received a less favorable price. Pledgor agrees that Collateral Agent has no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the Issuer to register the Pledged Collateral for public sale under the 1933 Act.

SECTION  12.  Proceeds of Sale
              ----------------

              The proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Pledged Collateral shall be applied by Collateral Agent as follows:

              (a) First, to the payment of all costs, expenses and charges of Collateral Agent, as such, or the reimbursement of Collateral Agent for the prior payment of such costs, expenses and charges incurred in connection with the care and safekeeping of any of the Pledged Collateral (including, without limitation, the expenses of any sale or other proceeding, the expenses of any taking, reasonable attorneys' fees and expenses, court costs, any other expenses incurred or expenditures or advances made by Collateral Agent in the protection, enforcement or exercise of its rights, powers or remedies hereunder) with interest on any such reimbursement at the Interest Rate (as defined under the Notes) then in effect under the Notes plus two percent (2%) from the date of payment.

              (b) Second, to the payment of the Indebtedness, in whole or in part, in such order as Collateral Agent may elect, whether such Indebtedness is then due or not due.

              (c)  Third,   to  such  Persons  as  required  by  applicable  law
including, without limitation, Section 9-615(a)(3) of the UCC.

              (d) Fourth, to the extent of any surplus thereafter remaining, to Pledgor or as a court of competent jurisdiction may direct.

              In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Indebtedness, Pledgor shall be liable for the deficiency together with (i) interest thereon at the interest rate then in effect under the Notes and (ii) the reasonable fees of any attorneys employed by Collateral Agent to collect such deficiency.

              Collateral Agent, in its sole and absolute discretion, with or without notice to Pledgor, may deposit any proceeds of any collection, recovery, receipt, appropriation or sale of the Pledged Collateral in a non-interest bearing cash collateral deposit account to be maintained as security for the Indebtedness.

SECTION  13.  Information
              -----------

              Pledgor will promptly give or cause to be given written notice to Collateral Agent of any notices or other documents received by it with respect to Pledged Collateral registered in the name of Pledgor.

SECTION  14.  Termination
              -----------

              This Agreement shall terminate and Pledgor shall be entitled to the return, at Pledgor's expense, of such of the Pledged Collateral as has not theretofore been sold or otherwise applied pursuant to this Agreement, upon the earlier of (a) payment in full of the Indebtedness , and (b) such time as all of the following claims have been finally and completely settled, adjudicated, dismissed or otherwise resolved with prejudice to Pledgor and all of its Subsidiaries without any material award, cost, penalty, charge or other expense being incurred by, or assessed against the Pledgor or any Subsidiary: (i) those certain tax assessments pending in Brazil against O'Gara-Hess & Eisenhardt do

Brasil LTDA; (ii) that certain matter pending in the Ontario Superior Court of Justice, encaptioned HSBC Securities (Canada) Inc. v. Davies, Ward & Beck v. Lindquist Avey Macdonald Baskerville Inc, et al., and (iii) those matters identified in Item 1 of Pledgor's Quarterly Report on Form 10-Q for the period ending June 30, 2001.

SECTION  15.  Concerning Collateral Agent
              ---------------------------

              The recitals of fact herein shall be taken as statements of Pledgor for which Collateral Agent assumes no responsibility. Collateral Agent makes no representation to anyone as to the value of the Pledged Collateral or any part thereof or as to the validity or adequacy of the security afforded or intended to be afforded thereby or as to the validity of this Agreement. Collateral Agent shall be protected in relying upon any notice, consent, request or other paper or document believed by it to be genuine and correct and to have been signed by a proper person. The permissive rights of Collateral Agent hereunder shall not be construed as duties of Collateral Agent. Collateral Agent shall be under no obligation to take any action toward the enforcement of this Agreement or rights or remedies in respect of any of the Pledged Collateral. Collateral Agent shall not be personally liable for any action taken or omitted by it in good faith and reasonably believed by it to be within the power or discretion conferred upon it by this Agreement.

SECTION  16.  Regarding Collateral Agent
              --------------------------

              (a) Each Investor hereby designates Palisade to act as the Collateral Agent for such Investor under this Agreement. Each Investor hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and such other powers as are reasonably incidental thereto and the Collateral Agent shall hold all Pledged Collateral received pursuant to this Agreement for the ratable benefit of the Investors. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees. As to matters not expressly provided for in this Agreement, the Collateral Agent may exercise any discretion or take any action it deems reasonable and necessary under the circumstances and the Collateral Agent shall be fully protected in so acting.

              (b) Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Collateral Agent nor any of its officers, directors, employees, partners or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by the Pledgor or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of the Pledgor to perform its obligations hereunder. Collateral Agent shall not be under any obligation to any Investor to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Pledgor.

              (c) Indemnification. To the extent the Collateral Agent is not reimbursed and indemnified by the Pledgor, the Investors will reimburse and
indemnify   Collateral   Agent  from  and
against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement; provided that, the Investors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent's gross (not mere) negligence or willful misconduct.

SECTION  17.  Notices
              -------

              Any notice or request hereunder shall be given in accordance with the terms of the Purchase Agreement.

SECTION  18.  Governing Law.
              -------------

              This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated thereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 19.   Amendments and Waivers.
              ----------------------

              Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Pledgor and the Collateral Agent. The Pledgor waives presentment and protest of any instrument and notice thereof, notice of default and all other notices to which the Pledgor might otherwise be entitled.


SECTION  20.  No Waiver; Cumulative Remedies.
              ------------------------------

              No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy by Collateral Agent preclude any other or further exercise thereof or the exercise of any right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

SECTION  21.  Severability.
              ------------

              In case any security interest or other right of Collateral Agent shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other security interest or other right, privilege or power granted under this Agreement.

SECTION  22.  Counterparts; Faxes.
              -------------------

              This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

SECTION  23.  Miscellaneous
              -------------

              The provisions of this Agreement shall be binding upon the successors and assigns of Pledgor. The term "Collateral Agent", as used herein, shall include any successor or assign of Collateral Agent at the time entitled to the pledged interest in the Pledged Collateral.

SECTION  24.  Titles and Subtitles.
              --------------------

              The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

SECTION  25.  Recapture.
              ---------

              Anything in this  Agreement  to the contrary  notwithstanding,  if
Collateral Agent receives any payment or payments on account of the Indebtedness, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by Collateral Agent, Pledgor's obligations to Collateral Agent shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to Collateral Agent, which payment shall be due on demand.

SECTION  26.  Subordination.
              -------------

              The pledge of the Pledged Stock hereunder shall be subordinate to the liens granted in connection with the Senior Debt pursuant to the terms of an intercreditor agreement among the Pledgor, Collateral Agent and the holders of the Senior Debt which shall be requested by the holders of the Senior Debt and in form and substance reasonably satisfactory to the Collateral Agent and the other Investors.

SECTION 27.   Construction.
              ------------

              The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits hereto.

SECTION 28.   Costs and Expenses; Indemnification.
              -----------------------------------

              (a) The Pledgor shall pay all of the Collateral Agent's reasonable out-of-pocket costs and expenses, including without limitation reasonable fees and disbursements of counsel and appraisers, in connection with the preparation, execution and delivery of this Agreement and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement. The Pledgor shall also pay all of the Collateral Agent's reasonable out-of-pocket costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, in connection with (i) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement,
(ii) the Collateral Agent's obtaining performance of the Pledgor's obligations under this Agreement, including, but not limited to, the enforcement or defense of the security interest in the Pledged Collateral hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Pledged Collateral, and (d) any consultations in connection with any of the foregoing.

              (b) Any such amounts payable as provided hereunder shall be additional Indebtedness secured hereby and by the other Agreements. The provisions of this Section 28 shall remain operative and in full force and effect regardless of the termination of this Agreement or any of the other Agreements, the consummation of the transactions contemplated hereby, the repayment of any of the Indebtedness, the invalidity or unenforceability of any term or provision of this Agreement or any of the other Agreements, or any investigation made by or on behalf of the Collateral Agent. All amounts due under this Section 28 shall be payable on written demand therefor.



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                                      -11-

      IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

                               KROLL INC., as Pledgor



                               By: /s/
                                  ---------------------------------------
                                  Name:
                                  Title:


                               PALISADE CONCENTRATED EQUITY PARTNERSHIP, L.P.
                               By: Palisade Concentrate Holdings, LLC, its
                                   General Partner, as the Collateral
                                   Agent and an Investor



                               By: /s/
                                  ---------------------------------------
                                  Name:  Mark Hoffman
                                  Title: Member


                               PEGASUS PARTNERS II, L.P.,
                               By: Pegasus Investors II GP, LLC, its General
                                   Partner, as an Investor



                               By: /s/
                                  ---------------------------------------
                                  Name:
                                  Title:







                                      -12-